UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

Solar Wind Energy Tower, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 300

Annapolis, Maryland 21401

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (410) 972-4713

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Promissory Note to Beaufort Ventures PLC

On June 11, 2013 (the “Closing Date”), Solar Wind Energy Tower, Inc. (the “Company”) issued Beaufort Ventures PLC ("Beaufort"), a Nevada corporation, an original issue discount secured promissory note (the “Note”) in the principal amount of Ninety Seven Thousand Five Hundred Dollars ($97,500.00) for a purchase price of Seventy Five Thousand Dollars ($75,000.00). The Note is to be funded in cash, in the amount of Seventy Five Thousand Dollars ($75,000.00) upon the Closing Date. The Note matures four months from the issuance date (the “Maturity Date”).

As collateral for the Note, Mr. Ronald W. Pickett, President of the Company, has agreed to pledge a convertible debenture in the principal amount of One Hundred and Fifty Thousand Dollars ($150,000.00) to Beaufort as security for the payment in full of principal and performance under the Note (“Pledge and Security Agreement”).

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, Beaufort is an accredited investor, Beaufort had access to information about the Company and their investment, Beaufort took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing description of the Note is qualified in its entirety by reference to such Note, which is filed as Exhibit 4.1, hereto and is incorporated herein by reference.

Convertible Note to Asher Enterprises, Inc.

On June 6, 2013 (the “Closing Date”), the Company entered into and closed a securities purchase agreement (the “Asher Agreement”) with Asher Enterprises, Inc. ("Asher"), a Delaware corporation, whereby the Company agreed to issue and Asher agreed to purchase convertible promissory note (the “Asher Note”) in the principal amount Seventy Eight Thousand Five Hundred Dollars ($78,500.00) with an interest rate of eight percent (8%). The Asher Note matures on March 3, 2014 (the “Maturity Date”).

The Asher Note may be prepaid in whole or in part, at any time during the period beginning on the Closing Date and ending on the date which is 180 days following the issue date, beginning at 120% of the outstanding principal and increasing by 5% every 30 days up to 140% of the outstanding principal, accrued interest and certain other amounts that may be due and owing under the Asher Note. Beginning on the 151st day until the 180th day following the Closing Date, the Asher Note may be prepaid in whole or in part at 150% of the outstanding principal, accrued interest and certain other amounts that may be due and owing under the Asher Note.

The Asher Note is convertible into common stock, at Asher’s option, at a forty-two percent discount to the market price, which is defined as the average of the lowest three (3) closing bid prices for the Common Stock during the ten (10) trading days prior to the conversion date.

Asher has agreed to restrict its ability to convert the Asher Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. As of the date of the Asher Note, the Company is obligated on the Asher Note issued to Asher. The Asher Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. The Asher Note also provides for penalties and rescission rights if we do not deliver shares of our common stock upon conversion with the require timeframes.

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The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, Asher is an accredited investor, Asher had access to information about the Company and their investment, Asher took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the Asher Agreement and the Asher Note are qualified in their entirety by reference to such Asher Agreement and Asher Note, which are filed as Exhibits 10.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Original Issue Discount Secured Promissory Note dated June 11, 2013.
4.2	8% Convertible Promissory Note dated June 6, 2013.
10.1	Pledge and Security Agreement dated June 11, 2013.
10.2	Securities Purchase Agreement dated June 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR WIND ENERGY TOWER, INC.

Date: June 13, 2013	By:	/s/ Ronald W. Pickett
Ronald W. Pickett CEO, President and Chairman

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